Exhibit 99.1
Associates of St. Joe:
These past months have not been easy — especially, for you and your families.
Your new Board understands this and our responsibilities to all stakeholders of Joe. We are already working hard for a better future.
Charlie Fernandez and I have traveled the globe twice in the past few months discussing all of the possibilities at Joe with top-class organizations.
We have asked leaders from all over the world to see the opportunities for themselves...and they’re coming.
St. Joe is a national treasure, capable of developing world-class communities for work and play. We will not waste these opportunities.
Today starts a new Board with fresh eyes and ears. Your new Board — with experience that will benefit Joe.
Governor Charlie Crist brings to Joe his fight for the people of Florida and, in particular, this very special part of our State.
Howard Frank, the Vice Chairman and Chief Operating Officer of Carnival Corp., brings to Joe decades of business success.
Charlie Fernandez and I bring Fairholme’s shareholders, clients and potential partners for win-win solutions.
We are moving fast to create a new vision, a meritocracy — where you are paid for performance, no matter your position. We will build a company with no ceilings.
However, I will not sugar coat the current situation. St. Joe is losing money, selling valuable assets to cover losses and is under attack.
We cannot continue on this course for long or there will be no Joe. Starting today, we will not continue down this road.
St. Joe will have the capital it needs, will build on what you have already done and will quickly move forward.
Joe will become a model of what can be.
My personal commitment to you is to take whatever steps are needed to make Joe successful.
I know change is painful, but the seeds of greatness are planted during tough times.
Hang in there!
Bruce